Exhibit 99.1

FOR IMMEDIATE RELEASE

SABRA REPORTS SECOND QUARTER 2023 RESULTS

IRVINE, CA, August 7, 2023 — Sabra Health Care REIT, Inc. (“Sabra,” the “Company” or “we”) (Nasdaq: SBRA) today announced its results of operations for the second quarter of 2023.

SECOND QUARTER 2023 RESULTS AND RECENT EVENTS
•Results per diluted common share for the second quarter of 2023 were as follows:
•Net Income: $0.09
•FFO: $0.32
•Normalized FFO: $0.33
•AFFO: $0.33
•Normalized AFFO: $0.34
•EBITDARM Coverage Summary:
•Skilled Nursing/Transitional Care: 1.65x (1.57x excluding Provider Relief Funds)
•Senior Housing - Leased: 1.15x
•Behavioral Health: 1.87x
•Specialty Hospitals & Other: 6.68x
•During the second quarter of 2023, Sabra generated $18 million of gross proceeds from the disposition of four skilled nursing facilities.
•On July 6, 2023, Sabra successfully transitioned 11 wholly-owned managed senior housing properties formerly managed by Enlivant to Inspirit Senior Living, an existing Sabra operator.
•As illustrated in the Supplemental Information presentation we issued today, we believe the Annualized Cash NOI upside opportunity for Sabra’s portfolio is attractive. The upside is a result of the Company's internal growth initiatives over the past several years, as well as the benefits of the broader healthcare industry's continued recovery from the pandemic.
•On August 7, 2023, Sabra’s Board of Directors declared a quarterly cash dividend of $0.30 per share of common stock. The dividend will be paid on August 31, 2023 to common stockholders of record as of the close of business on August 17, 2023.

BUSINESS UPDATE

Update on Reimbursement Trends
Reimbursement trends continue to move in a positive direction. In terms of Medicare Part A, which accounts for nearly 25% of revenue for Sabra’s skilled nursing tenants, CMS recently finalized a 4.0% rate increase that goes into effect on October 1, 2023.

In addition, and in recognition of skilled nursing’s vital role of providing high-quality, high-acuity care at a relatively low cost, many states have also increased support for the industry through various means, including Medicaid base rate increases, Federal Medical Assistance Percentage (“FMAP”) add-on extensions, and rebasing cost measures to better capture inflationary pressures. Notable examples include Texas, which increased its Medicaid rate to more than offset the expiration of FMAP, while Kentucky recently passed an 8% rate increase, which will have a significant positive impact on Sabra’s largest tenant, Signature Healthcare. In addition, Avamere (Sabra’s third largest tenant), will benefit from a blended 6% base rate increase in Oregon and Washington. Medicaid accounts for nearly half of the revenue received by Sabra’s skilled nursing tenants, and while not all states have finalized rates for the upcoming year, we estimate the increase in Medicaid rates across Sabra’s portfolio will average over 5%.

Commenting on the second quarter’s results, Rick Matros, CEO and Chair, said, “Sabra's portfolio continues to strengthen as occupancy gains and easing labor pressures drive improved rent coverages. Reimbursement trends also remain encouraging, highlighted by Medicaid rate increases that are trending higher than they have been in many years. We recently held an operators’ conference and while our operators are not yet where they want to be, these encouraging operating trends underpinned a sense of optimism among attendees that was evident and appreciated. Additionally, we are pleased we were able to expeditiously transition the 11 wholly-owned properties that were formerly managed by Enlivant to an existing operator. Our progress this year gives us increased confidence that we are moving past the pandemic, and have greater clarity on future earnings growth as illustrated in the Supplemental Information presentation we issued today.”

LIQUIDITY
As of June 30, 2023, we had approximately $926.7 million of liquidity, consisting of unrestricted cash and cash equivalents of $27.2 million and available borrowings of $899.5 million under our revolving credit facility. As of June 30, 2023, we also had $500.0 million available under the ATM program.
CONFERENCE CALL AND COMPANY INFORMATION
A conference call with a simultaneous webcast to discuss the 2023 second quarter results will be held on Tuesday, August 8, 2023 at 10:00 am Pacific Time. The webcast URL is  https://events.q4inc.com/attendee/659208545. The dial-in number for U.S. participants is (888) 880-4448. For participants outside the U.S., the dial-in number is (646) 960-0572. The conference ID number is 1382596. A digital replay of the call will be available on the Company’s website at www.sabrahealth.com. The Company’s supplemental information package for the second quarter will also be available on the Company’s website in the “Investors” section.
ABOUT SABRA
As of June 30, 2023, Sabra’s investment portfolio included 392 real estate properties held for investment (consisting of (i) 253 Skilled Nursing/Transitional Care facilities, (ii) 45 senior housing communities (“Senior Housing - Leased”), (iii) 61 senior housing communities operated by third-party property managers pursuant to property management agreements (“Senior Housing - Managed”), (iv) 18 Behavioral Health facilities and (v) 15 Specialty Hospitals and Other facilities), 13 investments in loans receivable (consisting of two mortgage loans and 11 other loans), five preferred equity investments and two investments in unconsolidated joint ventures. As of June 30, 2023, Sabra’s real estate properties held for investment included 38,899 beds/units, spread across the United States and Canada.

FORWARD-LOOKING STATEMENTS SAFE HARBOR
This release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. Any statements that do not relate to historical or current facts or matters are forward-looking statements. These statements may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. Examples of forward-looking statements include all statements regarding our expectations regarding reimbursement rates and trends; our expectations regarding the upside opportunity for Sabra’s portfolio; our expectations regarding labor and occupancy trends; our expectations regarding the transition of the Enlivant facilities; our expectations regarding continued recovery from the pandemic; and our other expectations regarding our future financial position, results of operations, cash flows, liquidity, business strategy, growth opportunities, potential investments and dispositions, and plans and objectives for future operations and capital raising activity.
Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including, among others, the following: pandemics or epidemics, including COVID-19, and the related impact on our tenants, borrowers and Senior Housing - Managed communities; increased labor costs and historically low unemployment; increases in market interest rates and inflation; operational risks with respect to our Senior Housing - Managed communities; competitive conditions in our industry; the loss of key management personnel; uninsured or underinsured losses affecting our properties; potential impairment charges and adjustments related to the accounting of our assets; the potential variability of our reported rental and related revenues as a result of Accounting Standards Update (“ASU”) 2016-02, Leases, as amended by subsequent ASUs; risks associated with our investment in our unconsolidated joint ventures; catastrophic weather and other natural or man-made disasters, the effects of climate change on our properties and a failure to implement sustainable and energy-efficient measures; increased operating costs and competition for our tenants, borrowers and Senior Housing - Managed communities; increased healthcare regulation and enforcement; our tenants’ dependency on reimbursement from governmental and other third-party payor programs; the effect of our tenants, operators or borrowers declaring bankruptcy or becoming insolvent; our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties; the impact of litigation and rising insurance costs on the business of our tenants; the impact of required regulatory approvals of transfers of healthcare properties; environmental compliance costs and liabilities associated with real estate properties we own; our tenants’, borrowers’ or operators’ failure to adhere to applicable privacy and data security laws, or a material breach of our or our tenants’, borrowers’ or operators’ information technology; our concentration in the healthcare property sector, particularly in skilled nursing/transitional care facilities and senior housing communities, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms; adverse changes in our credit ratings; our ability to make dividend distributions at expected levels; our ability to raise capital through equity and debt financings; changes and uncertainty in macroeconomic conditions and disruptions in the financial markets; risks associated with our ownership of property outside the U.S., including currency fluctuations; the relatively illiquid nature of real estate investments; our ability to maintain our status as a real estate investment trust (“REIT”) under the federal tax laws; compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT; changes in tax laws and regulations affecting REITs; the ownership limits and takeover defenses in our governing documents and under Maryland law, which may restrict change of control or business combination opportunities; and the exclusive forum provisions in our bylaws.
Additional information concerning risks and uncertainties that could affect our business can be found in our filings with the Securities and Exchange Commission (the “SEC”), including in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, unless required by law to do so.
TENANT AND BORROWER INFORMATION
This release includes information regarding certain of our tenants that lease properties from us and our borrowers, most of which are not subject to SEC reporting requirements. The information related to our tenants and borrowers that is provided in this release has been provided by, or derived from information provided by, such tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only.

NOTE REGARDING NON-GAAP FINANCIAL MEASURES
This release includes the following financial measures defined as non-GAAP financial measures by the SEC: Annualized Cash NOI, funds from operations (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share and Normalized AFFO per diluted common share. These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Reporting Definitions” in this release, and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included on the Investors section of our website at https://ir.sabrahealth.com/investors/financials/quarterly-results.
CONTACT
Investor & Media Inquiries: (888) 393-8248 or investorinquiries@sabrahealth.com

SABRA HEALTH CARE REIT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues:
Rental and related revenues (1)	$94,274	$103,168	$190,144	$213,054
Resident fees and services	58,428	44,136	115,149	86,363
Interest and other income	8,464	8,653	17,197	19,645

Total revenues	161,166	155,957	322,490	319,062

Expenses:
Depreciation and amortization	44,142	45,172	96,969	90,428
Interest	28,328	25,530	56,868	50,502
Triple-net portfolio operating expenses	4,771	4,852	8,939	9,863
Senior housing - managed portfolio operating expenses	43,964	34,026	87,601	67,130
General and administrative	9,532	8,649	20,034	19,045
Provision for (recovery of) loan losses and other reserves	429	(270)	221	205
Impairment of real estate	—	11,745	7,064	11,745

Total expenses	131,166	129,704	277,696	248,918

Other (expense) income:
Loss on extinguishment of debt	—	—	(1,541)	(271)
Other (expense) income	—	(2,163)	341	(2,095)
Net loss on sales of real estate	(7,833)	(4,501)	(29,348)	(4,501)

Total other expense	(7,833)	(6,664)	(30,548)	(6,867)

Income before loss from unconsolidated joint ventures and income tax expense	22,167	19,589	14,246	63,277

Loss from unconsolidated joint ventures	(653)	(2,529)	(1,491)	(5,331)
Income tax expense	(326)	(255)	(1,054)	(539)

Net income	$21,188	$16,805	$11,701	$57,407

Net income, per:

Basic common share	$0.09	$0.07	$0.05	$0.25

Diluted common share	$0.09	$0.07	$0.05	$0.25

Weighted average number of common shares outstanding, basic	231,204,531	230,967,163	231,184,355	230,913,462

Weighted average number of common shares outstanding, diluted	232,244,588	231,681,536	232,214,443	231,641,958

(1)    See page 6 for additional details regarding Rental and related revenues.

SABRA HEALTH CARE REIT, INC.
CONSOLIDATED STATEMENTS OF INCOME - SUPPLEMENTAL INFORMATION
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Cash rental income	$87,381	$95,209	$177,038	$195,566
Straight-line rental income	1,503	2,342	2,850	5,036
Straight-line rental income receivable write-offs	—	(323)	(518)	(462)
Above/below market lease amortization	1,568	1,568	3,136	3,161
Above/below market lease intangible write-offs	—	—	—	326
Operating expense recoveries	3,822	4,372	7,638	9,427

Rental and related revenues	$94,274	$103,168	$190,144	$213,054

SABRA HEALTH CARE REIT, INC.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	June 30, 2023	December 31, 2022
Assets
Real estate investments, net of accumulated depreciation of $992,222 and $913,345 as of June 30, 2023 and December 31, 2022, respectively	$4,751,898	$4,959,343
Loans receivable and other investments, net	417,019	411,396
Investment in unconsolidated joint ventures	140,402	134,962
Cash and cash equivalents	27,234	49,308
Restricted cash	5,146	4,624
Lease intangible assets, net	35,990	40,131
Accounts receivable, prepaid expenses and other assets, net	146,641	147,908
Total assets	$5,524,330	$5,747,672

Liabilities
Secured debt, net	$48,273	$49,232
Revolving credit facility	100,517	196,982
Term loans, net	536,391	526,129
Senior unsecured notes, net	1,734,855	1,734,431
Accounts payable and accrued liabilities	121,865	142,259
Lease intangible liabilities, net	38,685	42,244
Total liabilities	2,580,586	2,691,277

Equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized, zero shares issued and outstanding as of June 30, 2023 and December 31, 2022	—	—
Common stock, $0.01 par value; 500,000,000 shares authorized, 231,218,658 and 231,009,295 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	2,312	2,310
Additional paid-in capital	4,489,107	4,486,967
Cumulative distributions in excess of net income	(1,579,914)	(1,451,945)
Accumulated other comprehensive income	32,239	19,063
Total equity	2,943,744	3,056,395
Total liabilities and equity	$5,524,330	$5,747,672

SABRA HEALTH CARE REIT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net income	$11,701	$57,407
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	96,969	90,428
Non-cash rental and related revenues	(5,469)	(8,061)
Non-cash interest income	(388)	(1,094)
Non-cash interest expense	6,091	5,502
Stock-based compensation expense	3,233	3,250
Loss on extinguishment of debt	1,541	271
Provision for loan losses and other reserves	221	205
Net loss on sales of real estate	29,348	4,501
Impairment of real estate	7,064	11,745
Loss from unconsolidated joint ventures	1,491	5,331
Distributions of earnings from unconsolidated joint ventures	1,112	—
Other non-cash items	—	2,167
Changes in operating assets and liabilities:
Accounts receivable, prepaid expenses and other assets, net	(6,277)	(6,074)
Accounts payable and accrued liabilities	(8,019)	(25,895)
Net cash provided by operating activities	138,618	139,683
Cash flows from investing activities:
Acquisition of real estate	(39,630)	(20,573)
Origination and fundings of loans receivable	(9,050)	—
Origination and fundings of preferred equity investments	(10,676)	(4,990)
Additions to real estate	(37,995)	(19,495)
Escrow deposits for potential investments	—	(836)
Repayments of loans receivable	8,062	4,466
Repayments of preferred equity investments	4,130	1,333
Investment in unconsolidated joint ventures	(4,797)	(128,007)
Net proceeds from the sales of real estate	168,904	40,003
Net proceeds from sales-type lease	25,490	—
Distributions in excess of earnings from unconsolidated joint ventures	544	—
Net cash provided by (used in) investing activities	104,982	(128,099)
Cash flows from financing activities:
Net (repayments of) borrowings from revolving credit facility	(98,857)	142,353
Proceeds from term loans	12,188	—
Principal payments on term loans	—	(40,000)
Principal payments on secured debt	(983)	(16,547)
Payments of deferred financing costs	(18,128)	(6)
Payment of contingent consideration	(17,900)	—
Issuance of common stock, net	(2,153)	(3,803)
Dividends paid on common stock	(138,711)	(138,565)
Net cash used in financing activities	(264,544)	(56,568)
Net decrease in cash, cash equivalents and restricted cash	(20,944)	(44,984)
Effect of foreign currency translation on cash, cash equivalents and restricted cash	(608)	619
Cash, cash equivalents and restricted cash, beginning of period	53,932	115,886
Cash, cash equivalents and restricted cash, end of period	$32,380	$71,521
Supplemental disclosure of cash flow information:
Interest paid	$52,591	$49,968
Supplemental disclosure of non-cash investing activities:
Decrease in loans receivable and other investments due to acquisition of real estate	$4,644	$5,623

SABRA HEALTH CARE REIT, INC.
FUNDS FROM OPERATIONS (FFO), NORMALIZED FFO,
ADJUSTED FUNDS FROM OPERATIONS (AFFO) AND NORMALIZED AFFO
(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income	$21,188	$16,805	$11,701	$57,407
Add:
Depreciation and amortization of real estate assets	44,142	45,172	96,969	90,428
Depreciation, amortization and impairment of real estate assets related to unconsolidated joint ventures	2,202	5,133	4,250	9,766
Net loss on sales of real estate	7,833	4,501	29,348	4,501
Net gain on sales of real estate related to unconsolidated joint ventures	—	(220)	—	(220)
Impairment of real estate	—	11,745	7,064	11,745
FFO	$75,365	$83,136	$149,332	$173,627
Write-offs of cash and straight-line rental income receivable and lease intangibles	—	709	540	180
Lease termination income	—	—	—	(2,338)
Loss on extinguishment of debt	—	—	1,541	271
Provision for (recovery of) loan losses and other reserves	429	(270)	221	205
Support payments paid to joint venture manager (1)	—	3,626	—	3,626
Other normalizing items (2)	1,301	2,699	2,069	2,651
Normalized FFO	$77,095	$89,900	$153,703	$178,222
FFO	$75,365	$83,136	$149,332	$173,627
Stock-based compensation expense	1,004	794	3,233	3,250
Non-cash rental and related revenues	(3,071)	(3,587)	(5,469)	(8,061)
Non-cash interest income	4	(547)	(388)	(1,094)
Non-cash interest expense	3,077	2,804	6,091	5,502
Non-cash portion of loss on extinguishment of debt	—	—	1,541	271
Provision for (recovery of) loan losses and other reserves	429	(270)	221	205
Other adjustments related to unconsolidated joint ventures	169	(692)	238	(1,678)
Other adjustments (3)	57	2,211	163	2,394
AFFO	$77,034	$83,849	$154,962	$174,416
Cash portion of lease termination income	—	—	—	(2,338)
Write-off of cash rental income	—	404	—	71
Support payments paid to joint venture manager (1)	—	3,626	—	3,626
Other normalizing items (2)	1,286	516	2,038	330
Normalized AFFO	$78,320	$88,395	$157,000	$176,105
Amounts per diluted common share:
Net income	$0.09	$0.07	$0.05	$0.25
FFO	$0.32	$0.36	$0.64	$0.75
Normalized FFO	$0.33	$0.39	$0.66	$0.77
AFFO	$0.33	$0.36	$0.66	$0.75
Normalized AFFO	$0.34	$0.38	$0.67	$0.76
Weighted average number of common shares outstanding, diluted:
Net income, FFO and Normalized FFO	232,244,588	231,681,536	232,214,443	231,641,958
AFFO and Normalized AFFO	233,586,255	232,708,975	233,560,237	232,713,843
(1)    Funding for support payments did not require capital contributions from Sabra but rather were funded with proceeds received by our Enlivant unconsolidated joint venture from TPG for the issuance of senior preferred interests.
(2)    Other normalizing items for FFO for the three and six months ended June 30, 2022 includes $2.2 million of foreign currency transaction loss related to our Canadian borrowings. In addition, other normalizing items for FFO and AFFO include triple-net operating expenses, net of recoveries and certain adjustments for amounts recorded in the current period that relate to a prior period.
(3)    Other adjustments for the three and six months ended June 30, 2022 includes $2.2 million of foreign currency transaction loss related to our Canadian borrowings.

REPORTING DEFINITIONS
Annualized Cash Net Operating Income (“Annualized Cash NOI”)*
The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company considers Annualized Cash NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines Annualized Cash NOI as Annualized Revenues less operating expenses and non-cash revenues and expenses. Annualized Cash NOI excludes all other financial statement amounts included in net income.

Annualized Revenues
The annual contractual rental revenues under leases and interest and other income generated by the Company’s loans receivable and other investments based on amounts invested and applicable terms as of the end of the period presented. Annualized Revenues do not include tenant recoveries or additional rents and are adjusted to (i) reflect actual payments received related to the twelve months ended at the end of the respective period for leases no longer accounted for on an accrual basis, (ii) exclude residual rents due to Sabra from prior asset sales under the Company’s 2017 memorandum of understanding with Genesis and (iii) reflect the February 1, 2023 transition of four real estate properties formerly operated by North American Health Care to Avamere.

Behavioral Health
Includes behavioral hospitals that provide inpatient and outpatient care for patients with mental health conditions, chemical dependence or substance addictions and addiction treatment centers that provide treatment services for chemical dependence and substance addictions, which may include inpatient care, outpatient care, medical detoxification, therapy and counseling.

EBITDARM
Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. EBITDARM has limitations as an analytical tool. EBITDARM does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDARM does not represent a property’s net income or cash flows from operations and should not be considered an alternative to those indicators. The Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which may vary by operator/tenant and operating structure, and as a supplemental measure of the ability of the Company’s operators/tenants and relevant guarantors to generate sufficient liquidity to meet related obligations to the Company.

EBITDARM Coverage
Represents the ratio of EBITDARM to cash rent for owned facilities (excluding Senior Housing - Managed communities) for the period presented. EBITDARM Coverage is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM. EBITDARM Coverage includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful.

Funds From Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”)*
The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company also believes that funds from operations, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“Nareit”), and adjusted funds from operations, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of the Company’s operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, Nareit created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined as net income, computed in accordance with GAAP, excluding gains or losses from real estate dispositions and the Company’s share of gains or losses from real estate dispositions related to its unconsolidated joint ventures, plus real estate depreciation and amortization, net of amounts related to noncontrolling interests, plus the Company’s share of depreciation and amortization related to its unconsolidated joint ventures, and real estate impairment charges of both consolidated and unconsolidated entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. AFFO is defined as FFO excluding merger and acquisition costs, stock-

REPORTING DEFINITIONS
based compensation expense, non-cash rental and related revenues, non-cash interest income, non-cash interest expense, non-cash portion of loss on extinguishment of debt, provision for loan losses and other reserves, non-cash lease termination income and deferred income taxes, as well as other non-cash revenue and expense items (including ineffectiveness gain/loss on derivative instruments, and non-cash revenue and expense amounts related to noncontrolling interests) and the Company’s share of non-cash adjustments related to its unconsolidated joint ventures. The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of the Company’s operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define AFFO differently than the Company does.

Normalized FFO and Normalized AFFO*
Normalized FFO and Normalized AFFO represent FFO and AFFO, respectively, adjusted for certain income and expense items that the Company does not believe are indicative of its ongoing operating results. The Company considers Normalized FFO and Normalized AFFO to be useful measures to evaluate the Company’s operating results excluding these income and expense items to help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and Normalized AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and Normalized AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of Normalized FFO and Normalized AFFO may not be comparable to Normalized FFO and Normalized AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define FFO and AFFO or Normalized FFO and Normalized AFFO differently than the Company does.

Senior Housing
Senior Housing communities include independent living, assisted living, continuing care retirement and memory care communities.

Senior Housing - Managed
Senior Housing communities operated by third-party property managers pursuant to property management agreements.

Skilled Nursing/Transitional Care
Skilled Nursing/Transitional Care facilities include skilled nursing, transitional care, multi-license designation and mental health facilities.

Specialty Hospitals and Other
Includes acute care, long-term acute care and rehabilitation hospitals, facilities that provide residential services, which may include assistance with activities of daily living, and other facilities not classified as Skilled Nursing/Transitional Care, Senior Housing or Behavioral Health.

Stabilized Facility
At the time of acquisition, the Company classifies each facility as either stabilized or non-stabilized. In addition, the Company may classify a facility as non-stabilized after acquisition. Circumstances that could result in a facility being classified as non-stabilized include newly completed developments, facilities undergoing major renovations or additions, facilities being repositioned or transitioned to new operators, and significant transitions within the tenants’ business model. Such facilities are typically reclassified to stabilized upon the earlier of maintaining consistent occupancy (85% for Skilled Nursing/Transitional Care facilities and 90% for Senior Housing communities) or 24 months after the date of classification as non-stabilized.

REPORTING DEFINITIONS
Stabilized Facilities exclude (i) facilities held for sale, (ii) strategic disposition candidates, (iii) facilities being transitioned to a new operator, (iv) facilities being transitioned from being leased by the Company to being operated by the Company and (v) leased facilities acquired during the three months preceding the period presented.

*Non-GAAP Financial Measures
Reconciliations, definitions and important discussions regarding the usefulness and limitations of the Non-GAAP Financial Measures used in this release can be found at https://ir.sabrahealth.com/investors/financials/quarterly-results.